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                              TAM RESTAURANTS, INC.


                                     BY-LAWS

                                    ARTICLE I

OFFICES

                  1. The location of the registered office of the Corporation in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle, and the name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.
                   2. The Corporation shall in addition to its registered office in the State of Delaware establish and maintain an office or offices at such place or places as the Board of Directors may from time to time find necessary or desirable.

                                   ARTICLE II

CORPORATE SEAL

                  The corporate seal of the Corporation shall have inscribed thereon the name of the Corporation and may be in such form as the Board of Directors may determine. Such seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.

                                   ARTICLE III

MEETINGS OF STOCKHOLDERS

                  1. All meetings of the stockholders shall be held at the registered office of the Corporation in the State of Delaware or at such other place as shall be determined from time to time by the Board of Directors.





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                  2. The annual meeting of stockholders shall be held on such day and at such time as may be determined from time to time by resolution of the Board of Directors, when they shall elect by plurality vote, a Board of Directors to hold office until the annual meeting of stockholders held next after their election and their successors are respectively elected and qualified or until their earlier resignation or removal. Any other proper business may be transacted at the annual meeting.

                  3. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise expressly provided by statute, by the Certificate of Incorporation or by these By-laws. If, however, such majority shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting (except as otherwise provided by statute). At such adjourned meeting at which the requisite amount of voting stock shall be represented any business may be transacted which might have been transacted at the meeting as originally notified.

                  4. At all meetings of the stockholders each stockholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than three years prior to said meeting, unless such instrument provides for a longer period.

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                  5. At each meeting of the stockholders each stockholder shall have one vote for each share of capital stock having voting power, registered in his name on the books of the Corporation at the record date fixed in accordance with these By-law, or otherwise determined, with respect to such meeting. Except as otherwise expressly provided by statute, by the Certificate of Incorporation or by these By-laws, all matters coming before any meeting of the stockholders shall be decided by the vote of a majority of the number of shares of stock present in person or represented by proxy at such meeting and entitled to vote thereat, a quorum being present.

                  6. Notice of each meeting of the stockholders shall be mailed to each stockholder entitled to vote thereat not less than 10 nor more than 60 days before the date of the meeting. Such notice shall state the place, date and hour of the meeting and, in the case of a special meeting, the purposes for which the meeting is called.

                  7. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President or by the Board of Directors, and shall be called by the Secretary at the request in writing of stockholders owning at least ten percent (10%) of the amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Such request by stockholders shall state the purpose or purposes of the proposed meeting.


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                  8. Business transacted at each special meeting shall be
confined to the purpose or purposes stated in the notice of such meeting.

                  9. The order of business at each meeting of stockholders shall be determined by the presiding officer.

                                   ARTICLE IV

DIRECTORS

                  1. The business and affairs of the Corporation shall be managed under the direction of a Board of Directors, which may exercise all such powers and authority for and on behalf of the Corporation as shall be permitted by law, the Certificate of Incorporation or these By-laws. Each of the directors shall hold office until the next annual meeting of stockholders and until his successor has been elected and qualified or until his earlier resignation or removal.

                  2. The Board is empowered to appoint a Chairman of the Board of Directors. The Chairman shall act as chairman of all meetings of the Board of Directors and at all special and annual meetings of stockholders, and shall have control over the agenda of such meetings, all in accordance with the provisions of these By-laws and the Certificate of Incorporation. The Chairman shall perform such other duties as may from time to time be assigned to him by the Board.

                  3. The Board of Directors may hold their meetings within or outside of the State of Delaware, at such place or places as it may from time to time determine.


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                  4. The number of directors comprising the Board of Directors shall be such number as may be from time to time fixed by resolution of the Board of Directors. In case of any increase, the Board shall have power to elect each additional director to hold office until the next annual meeting of stockholders and until his successor is elected and qualified or his earlier resignation or removal. Any decrease in the number of directors shall take effect at the time of such action by the Board only to the extent that vacancies then exist; to the extent that such decrease exceeds the number of such vacancies, the decrease shall not become effective, except as further vacancies may thereafter occur, until the time of and in connection with the election of directors at the next succeeding annual meeting of the stockholders.

                  5. If the office of any director becomes vacant, by reason of death, resignation, disqualification or otherwise, a majority of the directors then in office, although less than a quorum, may fill the vacancy by electing a successor who shall hold office until the next annual meeting of stockholders and until his successor is elected and qualified or his earlier resignation or removal.

                  6. Any director may resign at any time by giving written notice of his resignation to the Board of Directors. Any such resignation shall take effect upon receipt thereof by the Board, or at such later date as may be specified therein. Any such notice to the Board shall be addressed to it in care of the Secretary.


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                  7. Except where the Certificate of Incorporation contains
provisions authorizing cumulative voting or the election of one or more directors by class or their election by holders of bonds, or requires all action by stockholders to be by a greater vote, any director or the entire Board of Directors may be removed, (a) either for or without cause, at any time, by vote of the stockholders holding a majority of the outstanding stock of the corporation entitled to vote, present in person or by proxy, at any special meeting of the stockholders or by written consent of all of the stockholders entitled to vote, or (b) for cause, by action of the Board of Directors at any regular or special meeting of the Board of Directors. A vacancy or vacancies occurring from such removal may be filled at the special meeting of stockholders or at a regular or special meeting of the Board of Directors.

                                    ARTICLE V

COMMITTEES OF DIRECTORS

                  1. By resolutions adopted by a majority of the whole Board of Directors, the Board may designate an Executive Committee and one or more other committees, each such committee to consist of one or more directors of the Corporation. The Executive Committee shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation (except as otherwise expressly limited by statute), including the power and authority to declare dividends and to authorize the issuance of stock, and may authorize the seal of the corporation to be affixed to all papers which may require it. Each such committee shall have such of the powers and authority of the

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Board as may be provided from time to time in resolutions adopted by a majority of the whole Board.

                  2. The requirements with respect to the manner in which the Executive Committee and each such other committee shall hold meetings and take actions shall be set forth in the resolutions of the Board of Directors designating the Executive Committee or such other committee.

                                   ARTICLE VI

COMPENSATION OF DIRECTORS

                  The directors shall receive such compensation for their services as may be authorized by resolution of the Board of Directors, which compensation may include an annual fee and a fixed sum for expense of attendance at regular or special meetings of the Board or any committee thereof. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

                                   ARTICLE VII

MEETINGS OF DIRECTORS; ACTION WITHOUT A MEETING

                  1. Regular meetings of the Board of Directors may be held without notice at such time and place, either within or without the State of Delaware, as may be determined from time to time by resolution of the Board.

                  2. Special meetings of the Board of Directors shall be held whenever called by the President of the Corporation or the Board of Directors on at least 24 hours' notice to each director. Except as may be otherwise specifically provided by statute, by the Certificate of Incorporation or by these By-laws, the purpose or

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purposes of any such special meeting need not be stated in such notice, although the time and place of the meeting shall be stated.

                  3. At all meetings of the Board of Directors, the presence in person of a majority of the members of the Board of Directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and, except as otherwise provided by statute, by the Certificate of Incorporation or by these By-laws, if a quorum shall be present the act of a majority of the directors present shall be the act of the Board.

                  4. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all the members of the Board or such committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board of committee. Any director may participate in a meeting of the Board, or any committee designated by the Board, by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this sentence shall constitute presence in person at such meeting.

                                  ARTICLE VIII

OFFICERS

                  1. The officers of the Corporation shall be chosen by the Board of Directors and shall be a Chief Executive Officer, a President, one or more Vice Presidents, a Secretary, a Chief Financial Officer and a Treasurer. The Board may also choose one or more Assistant Secretaries and Assistant Treasurers, and such

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other officers as it shall deem necessary. Any number of offices may be held by the same person.

                  2. The salaries of all officers of the Corporation shall be fixed by the Board of Directors, or in such manner as the Board may prescribe.

                  3. The officers of the Corporation shall hold office until their successors are elected and qualified, or until their earlier resignation or removal. Any officer may be at any time removed from office by the Board of Directors, with or without cause. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

                  4. Any officer may resign at any time by giving written notice of his resignation to the Board of Directors. Any such resignation shall take effect upon receipt thereof by the Board or at such later date as may be specified therein. Any such notice to the Board shall be addressed to it in care of the Secretary.

                                   ARTICLE IX

CHIEF EXECUTIVE OFFICER

                  The Chief Executive Officer shall have general supervision and direction of the business and affairs of the Corporation, subject, however, to the direction and control of the Board. The Chief Executive Officer may sign and execute in the name of the Corporation deeds, mortgages, bond, contracts or other instruments. He shall perform all duties incident to the office of the Chief Executive Officer and shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as the Board may from time to time determine.

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                                    ARTICLE X

PRESIDENT

                  The President shall be the chief operating officer of the Corporation. Subject to the supervision and direction of the Board of Directors, he shall be responsible for managing the day to day affairs of the Corporation. He shall have supervision and direction of all of the several officers, agents and employees of the Corporation, subject, however, to the direction and control of the Board. The President may sign and execute in the name of the Corporation deeds, mortgages, bond, contracts or other instruments. He shall perform all duties incident to the office of the President and shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as the Board may from time to time determine.

                                   ARTICLE XI

VICE PRESIDENTS

                  The Vice Presidents shall have such powers and duties as may be delegated to them by the Chief Executive Officer or by the President.

                                   ARTICLE XII

SECRETARY AND ASSISTANT SECRETARY

                  1. The Secretary shall attend all meetings of the Board of Directors and of the stockholders, and shall record the minutes of all proceedings in a book to be kept for that purpose. He shall perform like duties for the committees of the Board when required.

                  2. The Secretary shall give, or cause to be given, notice of meetings of the stockholders, of the Board of Directors

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and of the committees of the Board. He shall keep in safe custody the seal of the Corporation, and when authorized by the President, an Executive Vice President or a Vice President, shall affix the same to any instrument requiring it, and when so affixed it shall be attested by his signature or by the signature of an Assistant Secretary. He shall have such other powers and duties as may be delegated to him by the Chief Executive Officer or by the President.

                  3. The Assistant Secretary shall, in case of the absence of the Secretary, perform the duties and exercise the powers of the Secretary, and shall have such other powers and duties as may be delegated to them by the Chief Executive Officer or by the President.

                                  ARTICLE XIII

CHIEF FINANCIAL OFFICER

                  1. The Chief Financial Officer shall have the custody of the corporate funds and securities, and shall deposit or cause to be deposited under his direction all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors or pursuant to authority granted by it. He shall render to the President and the Board whenever they may require it an account of all his transactions as Chief Financial Officer and of the financial condition of the Corporation. He shall have such other powers and duties as may be delegated to him by the Chief Executive Officer or by the President.


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                                   ARTICLE XIV

TREASURER AND ASSISTANT TREASURER

                  1. The Treasurer shall assist the Chief Financial Officer in discharging his responsibilities and shall have such other powers and duties as may be delegated to him by the Chief Executive Officer, the President or the Chief Financial Officer.

                  2. The Assistant Treasurer shall, in case of the absence of the Treasurer, perform the duties and exercise the powers of the Treasurer, and shall have such other powers and duties as may be delegated to him by the Chief Executive Officer, the President or the Chief Financial Officer.

                                   ARTICLE XV

         The share register, accounting books and records and minutes of proceedings of the stockholders, the Board and committees of the Board shall be open to inspection and copying by any shareholder or holder of a voting trust certificate at any time during usual business hours, upon written demand on the corporation, for a purpose reasonably related to such holder's interest as a stockholder or holder of voting trust certificate. Inspection and copying may be made in person, by agent, or by attorney.

         Stockholders shall also have the right to inspect the original or certified copy of these By-Laws, as amended to date, kept at the corporation's principal executive office, at all reasonable times during business hours.

                                   ARTICLE XVI

CERTIFICATES OF STOCK

                  The certificates of stock of the Corporation shall be

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numbered and shall be entered in the books of the Corporation as they are issued. They shall exhibit the holder's name and number of shares and shall be signed by the President or an Executive Vice President or Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary.

                                  ARTICLE XVII

CHECKS

                  All checks, drafts and other orders for the payment of money and all promissory notes and other evidences of indebtedness of the Corporation shall be signed by such officer or officers or such other person as may be designated by the Board of Directors or pursuant to authority granted by it.

                                  ARTICLE XVIII

FISCAL YEAR

                  The fiscal year of the Corporation shall be as determined from time to time by resolution duly adopted by the Board of Directors.

                                   ARTICLE XIX

NOTICES AND WAIVERS

                  1. Whenever by statute, by the Certificate of Incorporation or by these By-laws it is provided that notice shall be given to any director or stockholder, such provision shall not be construed to require personal notice, but such notice may be given in writing, by mail, by depositing the same in the United States mail, postage prepaid, directed to such stockholder or director at his address as it appears on the records of the Corporation, and such notice shall be deemed to be given at the time when the same

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shall be thus deposited. Notice of regular or special meetings of the Board of
Directors may also be given to any director by telephone or by telex, telegraph or cable, and in the latter event the notice shall be deemed to be given at the time such notice, addressed to such director at the address hereinabove provided, is transmitted by telex (with confirmed answerback), or delivered to and accepted by an authorized telegraph or cable office.

                  2. Whenever by statute, by the Certificate of Incorporation or by these By-laws a notice is required to be given, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of any stockholder or director at any meeting thereof shall constitute a waiver of notice of such meeting by such stockholder or director, as the case may be, except as otherwise provided by statute.

                                   ARTICLE XX

INDEMNIFICATION

                  All persons who the Corporation is empowered to indemnify pursuant to the provisions of Section 145 of the General Corporation Law of the State of Delaware (or any similar provision or provisions of applicable law at the time in effect) shall be indemnified by the Corporation to the full extent permitted thereby. The foregoing right of indemnification shall not be deemed to be exclusive of any other such rights to which those seeking indemnification from the Corporation may be entitled, including, but not limited to, any rights of indemnification to which they may be entitled pursuant to any agreement, insurance

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policy, other by-law or charter provision, vote of stockholders or directors, or otherwise. No repeal or amendment of this Article shall adversely affect any rights of any person pursuant to this Article which existed at the time of such repeal or amendment with respect to acts or omissions occurring prior to such repeal or amendment.

                                   ARTICLE XXI

ALTERATION OF BY-LAWS

                  The By-laws of the Corporation may be altered, amended or repealed, and new By-laws may be adopted, by the stockholders or by the Board of Directors.


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